EX-10.3

GuangXi Province Manganese Ore 21.3 square
Kilometer Manganese Ore Project

BETWEEN

PERFISANS NETWORKS

AND

Liao Dong Shang

AND

Mo Xiong

PERFISANS NETWORKS CONFIDENTIAL

GuangXi Manganese Ore Project Distribution and Management Agreement

THIS AGREEMENT made and entered into as of May 25, 2008 by and between Mine Owner (Liao Dong Shang) (hereinafter called Party A) and Perfisans Networks Corporation (hereinafter called Party B) and Management Company (Mo Xiong) (hereinafter called Party C).

In consideration of the equality and mutual benefit contained herein, the above three parties agreed on the 21.3 Sq. km manganese mining project located in GuangXi Province, People Republic of China as follows:

1.

Party A, mine owner Liao Dong Wang and Liao Dong Shang own the GuangXi Province 21.3 Sq. km Manganese ore. The mining right of the above mine was obtained on or before April 30, 2008 from the GuangXi Government. Mining right is 10 years (can be extended for another 10 years). Certification of Exploration Right, Company Registration, Land Tax and Registration No are attached in Appendix 2.

2.

Party A agrees to use the profit of sales from the Manganese mine in exchange for the shares of Aspire International Inc. Party A also agrees to follow the funding plan of Party B. The objective is to achieve the final arrangement of Joint Venture and Joint Development of the mine.

3.

Party A agrees Party B to contract Party C to be in charge of the production. Party C agrees to form a team of professional accountant and mining expert to manage the production in an efficient and modern manner. Party C will work with Party A to assist Party B to form a high efficiency and high output mining company.

4.	Party A agrees to follow for profit sharing and eventually enables Party B to raise RMB 25 million to 100 million as funding for mining equipments and inner layer of mining modification preparation.

5.

As the first step, Party A will provide 100 tons per day production capability. Party B will provide auditing and accounting principle guidelines to achieve the international accounting, auditing standard for the Company.

6.

Party A agrees the total value of the project will be based on 3.9 million tons of the mine as the basis in exchange for not less than RMB600 million worth of shares of Aspire International Inc. Party B will compensate any exceeding amount by shares based on 20% of the exceeding value.

7.	Party B will pay USD 600,000 of equivalent shares priced at USD 0.45 per shares as security deposit for the project.

8.	Party B will agree and accept the cooperation project, agreement, intent and memorandum that have been established with Party A.

PERFISANS NETWORKS CONFIDENTIAL

9.	Party B will open up a wholly-owned foreign company in GuangXi within two months.

10.	Party B will sign outsource contract, accounting management and assist Party A in the production, sales and financial management of the mine.

11.

Party B agrees to issue shares within 30 days after the money from sales is received in the bank account of the wholly-owned foreign company in China. The sales income will be used by Aspire International Inc. for fundraising and auditing and management purpose.

12.

Party B will issue shares to Party A based on the income from the project of each month. The income will be used for dedicated purpose, of which includes salary of executives, travelling expenses, legal fees and accounting fees. The rest of the money will be used for increasing equipments and machineries.

13.	Based on the above, Party B agrees to raise RMB25 million to RMB100 million for further expansion of the mining. Fundraising can be based on shares exchange, warrant or direct loan from banks.

14.

After successful fundraising and expansion of the mining production, the share of the mining right will be adjusted to 30% for Party A and 70% for Party B. Party A has the final decision making due to the fact that the combined shares of the initial acquired shares of the value of RMB600 million and 30% right will exceed 51% so as to protect the right of Party A.

15.

After successful fundraising, the right of the mine owned by Party A will be transfer to a China and Foreign Joint Venture Company. The shares of the Company will be 30% for Party A and 70% for Party B.

16.	Party C will assist Party A and Party B in the whole processing which includes co-ordination, company registration, lawyer, consulting, accounting, auditing and government co-ordination.

17.	Party C agrees to increase the production from 100 tons per day to 500 tons per day, co-ordinates production, management and human resources to achieve high efficiency, new and harmony co-operation.

18.

Party C will co-ordinate all the issues arisen from the law, tax and management between China and foreign country and will execute and finish all the tasks and operation in the quickest way. Party C will accept shares of equivalent to RMB 100 million from Aspire International Inc as remuneration for the whole project.

19.

All three parties agree to the suggestion and requirement from all the above and use this letter of intent as the basis and direction of company direction. Each party will do his best to finish his own tasks, all related procedures and achieve the common development goal.

20.	Should any matter arises, all three parties will resolve by discussion and negotiation.

21.	All three parties agree to all of the above and become effective after signing.

This agreement made and entered into as of 26 May, 2008.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the year and day first above written.

SIGNATURE:		/s/ Liao Dong Shang

PARTY A:	NAME:	Liao Dong Shang

	TITLE:	President

	DATE:	May 26, 2008

SIGNATURE:		/s/ Hoi Ming Chan

PARTY B:	NAME:	Hoi Ming Chan

	TITLE:	Senior Manager

	DATE:	May 26, 2008

SIGNATURE:		/s/ Mo Xiong

PARTY C:	NAME:	Mo Xiong

	TITLE:	Manager

	DATE:	May 26, 2008

SIGNATURE:		/s/ Florence Tsun

WITNESS:	NAME:	Florence Tsun

	DATE:	May 26, 2008

PERFISANS NETWORKS CONFIDENTIAL